UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       October 19, 2006

ACTIVISION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-15839	95-4803544
(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Employment Agreement with Robin Kaminsky

On October 19, 2006, Activision Publishing, Inc. (“Activision Publishing”), the holding company for the active subsidiaries of Activision, Inc. (the “Company”), entered into an employment agreement (the “Agreement”) with Activision Publishing’s Executive Vice President of Publishing, Robin Kaminsky.

The Agreement is effective as of October 1, 2006 and has an initial term which expires on October 31, 2008.  Ms. Kaminsky’s annual base salary will initially be $468,000 and will be reviewed on June 1st of each year during the term, at which time it will be increased by at least 4%.  Ms. Kaminsky may also be entitled to an annual bonus of up to 75% of the amount of her base salary.  Ms. Kaminsky will also receive a signing bonus of $35,000.

Pursuant to the Agreement, on October 19, 2006, Ms. Kaminsky received options to purchase an aggregate of 300,000 shares of the Company’s common stock.  The first tranche of 200,000 options will vest in three equal installments on the first, second and third anniversary of the date of grant.  The second tranche of 100,000 options will vest in their entirety on the third anniversary of the date of grant (subject to accelerated vesting if Ms. Kaminsky achieves certain performance objectives).  All of the options have an exercise price equal to the market low of the Company’s stock on the date of the grant, and will be governed by Activision’s standard form of award agreement for similar grants.

Ms. Kaminsky was also granted 35,000 shares of restricted stock on October 19, 2006.  The first tranche of 23,333 shares will vest in three equal installments on the first, second and third anniversary of the date of grant.  The second tranche of 11,667 shares will vest in their entirety on the third anniversary of the date of grant (subject to accelerated vesting if Ms. Kaminsky achieves certain performance objectives).

The Agreement contains other provisions and provides for other benefits that are customary in the employment agreements of similarly situated executives.

Amendment of Second Amended and Restated 2002 Employee Stock Purchase Plan for International Employees

On October 20, 2006, the Board of Directors of the Company approved a non-substantive amendment to the Company’s Second Amended and Restated 2002 Employee Stock Purchase Plan for International Employees (the “Plan”).  The Company made similar amendments to its other stock based compensation plans, as disclosed on Form 8-K, filed with the Securities and Exchange Commission on September 20, 2006.  The amendment to the Plan clarifies that anti-dilution adjustments to equity awards under such plan are required and not discretionary actions of the Company.  The purpose of this amendment is to ensure that customary anti-dilution adjustments to equity awards resulting from certain corporate transactions such as a stock split or a stock dividend do not result in the modification of an equity award for purposes of Statement of Financial Accounting Standards No. 123R, “Share-Based Payments.”  If these anti-dilution adjustments were characterized as a modification of an equity award, the Company could be required to record incremental compensation expense.  The amendment is designed to remove the potential for these types of corporate transactions to be characterized as modifications of equity awards.  The Plan, as amended, is attached as Exhibit 10.1 to this report.

The Company has also attached its Third Amended and Restated 2002 Employee Stock Purchase Plan, as amended, as Exhibit 10.2 to this report.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

10.1                           Second Amended and Restated 2002 Employee Stock Purchase Plan for International Employees, as  amended

10.2                           Third Amended and Restated 2002 Employee Stock Purchase Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVISION, INC.

	By:	/s/ Michael Griffith
		Name:	Michael Griffith
		Title:	President and Chief Executive Officer of
Activision Publishing, Inc.

Date: October 23, 2006